UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 17, 2021
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Cable One, Inc.

(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-36863	13-3060083
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

210 E. Earll Drive, Phoenix, Arizona	85012
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (602) 364-6000

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.01 per share	CABO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.❑

Item 3.02	Unregistered Sales of Equity Securities

On March 8, 2021, Cable One, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior 8-K”), which disclosed the closing of the sale of $500.0 million aggregate principal amount of the Company’s 0.000% Convertible Senior Notes due 2026 (the “2026 Notes”) and $300.0 million aggregate principal amount of the Company’s 1.125% Convertible Senior Notes due 2028 (the “2028 Notes” and, together with the 2026 Notes, the “Notes”) in a private offering.  As described in the Prior 8-K, the Company granted the initial purchasers of the Notes the option to purchase up to an additional $75.0 million aggregate principal amount of 2026 Notes and an additional $45.0 million aggregate principal amount of 2028 Notes, in each case exercisable within a period of 13 days from March 5, 2021.

As previously disclosed, pursuant to such option, on March 11, 2021, the Company issued and sold $20.0 million aggregate principal amount of 2026 Notes and $20.0 million aggregate principal amount of 2028 Notes to the initial purchasers of the Notes in a private offering.  On March 17, 2021, the Company issued and sold an additional $55.0 million aggregate principal amount of 2026 Notes and an additional $25.0 million aggregate principal amount of 2028 Notes to the initial purchasers of the Notes in a private offering (the “Additional Notes Offering”).

The net proceeds from the Additional Notes Offering will be approximately $77.9 million before giving effect to any offering expenses payable by the Company. The Company intends to use the net proceeds from the Additional Notes Offering for general corporate purposes, including to finance a portion of the purchase price in connection with the Company’s previously announced acquisition of the equity interests in Hargray Acquisition Holdings, LLC (“Hargray”) that the Company does not already own (the “Hargray transaction”).

The Notes will be convertible at the option of the holders into cash, shares of the Company’s common stock or a combination thereof at the Company’s election. The initial conversion rate for each of the 2026 Notes and the 2028 Notes will be 0.4394 shares of the Company’s common stock per $1,000 principal amount of 2026 Notes and 2028 Notes, as applicable (equivalent to an initial conversion price of $2,275.83 per share of common stock).

Prior to the close of business on the business day immediately preceding December 15, 2025, the 2026 Notes will be convertible at the option of the holders only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2025, holders may convert their 2026 Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant maturity date. Prior to the close of business on the business day immediately preceding December 15, 2027, the 2028 Notes will be convertible at the option of the holders only upon the satisfaction of specified conditions and during certain periods. On or after December 15, 2027, holders may convert their 2028 Notes at any time prior to the close of business on the second scheduled trading day immediately preceding the relevant maturity date. If the Company undergoes a “fundamental change” (as defined in the indenture relating to the applicable series of Notes), holders of each series of Notes may require the Company to repurchase for cash all or part of their Notes of such series at a purchase price equal to 100% of the principal amount of the Notes of such series to be repurchased, plus accrued and unpaid interest to, but not including, the fundamental change repurchase date.

In addition, following a “make-whole fundamental change” (as defined in the indenture relating to the applicable series of Notes) or if the Company delivers a notice of redemption in respect of any Notes of a series, in certain circumstances, the conversion rate applicable to such series of Notes will be increased for a holder who elects to convert any of such Notes in connection with such a make-whole fundamental change or convert any of such Notes called (or deemed called) for redemption during the related redemption period, as the case may be.

The foregoing summary and description of the terms of the Notes and the indentures relating thereto does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the indentures relating to the 2026 Notes and the 2028 Notes, as applicable, which are included as Exhibit 4.1 and Exhibit 4.2 hereto, respectively, and are incorporated herein by reference.

The Company issued and sold Notes in the Additional Notes Offering to the initial purchasers in a private placement in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), for resale by the initial purchasers to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the initial purchasers. The offer and sale of the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes have not been and will not be registered under the Securities Act or any state securities laws, and the Notes and the shares of the Company’s common stock issuable upon conversion of the Notes may not be offered or sold in the United States (“U.S.”) or to U.S. persons absent registration or the availability of exemptions from the registration requirements of the Securities Act and applicable state securities laws.

Cautionary Statement Regarding Forward-Looking Statements

This communication may contain “forward-looking statements” that involve risks and uncertainties. These statements can be identified by the fact that they do not relate strictly to historical or current facts, but rather are based on current expectations, estimates, assumptions and projections about the Company’s industry, business, strategy, acquisitions and strategic investments, dividend policy, financial results and financial condition as well as anticipated impacts from, and the Company’s responses to, the COVID-19 pandemic. Forward-looking statements often include words such as “will,” “should,” “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance in connection with discussions of future operating or financial performance. As with any projection or forecast, forward-looking statements are inherently susceptible to uncertainty and changes in circumstances. The Company’s actual results may vary materially from those expressed or implied in its forward-looking statements. Accordingly, undue reliance should not be placed on any forward-looking statement made by the Company or on its behalf. Important factors that could cause the Company’s actual results to differ materially from those in any forward-looking statements include government regulation, economic, strategic, political and social conditions and the following factors, which are discussed in the Company’s Form 10-K for the year ended December 31, 2020 (the “Form 10-K”) as filed with the SEC:

●	the duration and severity of the COVID-19 pandemic and its effects on the Company’s business, financial condition, results of operations and cash flows;
●	rising levels of competition from historical and new entrants in the Company’s markets;
●	recent and future changes in technology;
●	the Company’s ability to continue to grow its business services products;
●	increases in programming costs and retransmission fees;
●	the Company’s ability to obtain hardware, software and operational support from vendors;
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uncertainties as to the timing of the Hargray transaction, and the risk that the Hargray transaction may not be completed in a timely manner or at all, including failure to receive any required regulatory approvals (or any conditions, limitations or restrictions placed in connection with such approvals);

●	risks that the Company may fail to realize the benefits anticipated as a result of the Hargray transaction;
●	business uncertainties that the Company and Hargray will be subject to while the Hargray transaction is pending that could adversely affect the Company’s and Hargray’s businesses;
●	risks relating to existing or future acquisitions and strategic investments by the Company;
●	risks that the implementation of the Company’s new enterprise resource planning system disrupts business operations;
●	the integrity and security of the Company’s network and information systems;
●	the impact of possible security breaches and other disruptions, including cyber-attacks;
●	the Company’s failure to obtain necessary intellectual and proprietary rights to operate its business and the risk of intellectual property claims and litigation against the Company;
●	legislative or regulatory efforts to impose network neutrality and other new requirements on the Company’s data services;
●	additional regulation of the Company’s video and voice services;
●	the Company’s ability to renew cable system franchises;
●	increases in pole attachment costs;
●	changes in local governmental franchising authority and broadcast carriage regulations;
●	the potential adverse effect of the Company’s level of indebtedness on its business, financial condition or results of operations and cash flows;
●	the restrictions the terms of the Company’s indebtedness place on its business and corporate actions;
●	the possibility that interest rates will rise, causing the Company’s obligations to service its variable rate indebtedness to increase significantly;
●	the Company’s ability to continue to pay dividends;
●	provisions in the Company’s charter, by-laws and Delaware law that could discourage takeovers and limit the judicial forum for certain disputes;
●	adverse economic conditions;
●	fluctuations in the Company’s stock price;
●	dilution from equity awards and potential stock issuances;
●	damage to the Company’s reputation or brand image;
●	the Company’s ability to retain key employees;
●	the Company’s ability to incur future indebtedness;
●	provisions in the Company’s charter that could limit the liabilities for directors; and
●	the other risks and uncertainties detailed from time to time in the Company’s filings with the SEC, including but not limited to the Form 10-K as filed with the SEC.

Any forward-looking statements made by the Company in this communication speak only as of the date on which they are made. The Company is under no obligation, and expressly disclaims any obligation, except as required by law, to update or alter its forward-looking statements, whether as a result of new information, subsequent events or otherwise.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

4.1
Indenture, dated as of March 5, 2021, by and among Cable One, Inc., the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 0.000% Convertible Senior Notes due 2026 (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of Cable One, Inc., filed on March 8, 2021).

4.2
Indenture, dated as of March 5, 2021, by and among Cable One, Inc., the guarantors from time to time party thereto and The Bank of New York Mellon Trust Company, N.A., as trustee, relating to the 1.125% Convertible Senior Notes due 2028 (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of Cable One, Inc., filed on March 8, 2021).

4.3
Form of 0.000% Convertible Senior Notes due 2026 (included in Exhibit 4.1) (incorporated herein by reference to Exhibit 4.1 to the Current Report on Form 8-K of Cable One, Inc., filed on March 8, 2021).

4.4
Form of 1.125% Convertible Senior Notes due 2028 (included in Exhibit 4.2) (incorporated herein by reference to Exhibit 4.2 to the Current Report on Form 8-K of Cable One, Inc., filed on March 8, 2021).

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cable One, Inc.

By:	/s/ Peter N. Witty
	Name:	Peter N. Witty
	Title:	Senior Vice President, General Counsel and Secretary

Date: March 17, 2021